PRICESMART ANNOUNCES FISCAL 2022 FIRST QUARTER OPERATING RESULTS

12.6%  GROWTH IN NET MERCHANDISE SALES

9.4%  GROWTH IN COMPARABLE NET MERCHANDISE SALES

MEMBERSHIP BASE AT RECORD LEVELS

3.3% INCREASE IN OPERATING INCOME

$0.98 DILUTED EARNINGS PER SHARE

San Diego, CA (January 6, 2022) - PriceSmart, Inc. (NASDAQ: PSMT), operator of 49 warehouse clubs in 12 countries and one U.S. territory, today announced its results of operations for the fiscal first quarter of 2022, which ended on November 30, 2021.

Comments from Sherry S. Bahrambeygui, Chief Executive Officer:

“Our team achieved a stellar first quarter, with Net merchandise sales growing by 12.6% and Comparable net merchandise sales growing 9.4% as compared to the same period last year. Our 12-month trailing Membership renewal rate is 89.0% and our membership base has grown to its all-time high.

“We continue to augment the benefits of our Membership, including our Wellness initiatives in areas of Optical, Pharmacy and most recently, Audiology services. Our investments in technology and our omni-channel initiatives have enabled us to further expand services, membership benefits, and convenience for our Members, allowing them to shop safely and enhancing the quality of their shopping experiences. Increasing our analytics capabilities is contributing to more timely and better decision-making in many areas of our business. In particular, the technology-enabled tools we are developing and applying are allowing us to unlock more value from our membership data, one of the key characteristics and differentiators of our business model.”

First Quarter Financial Results

Total revenues for the first quarter of fiscal year 2022 increased 11.2% to $975.4 million compared to $877.4 million in the comparable period of the prior year. For the first quarter of fiscal year 2022, net merchandise sales increased 12.6% to $944.0 million from $838.4 million in the first quarter of fiscal year 2021. Foreign currency exchange rate fluctuations impacted net merchandise sales negatively by $8.4 million, or 1.0%, versus the same period in the prior year.

The Company had 49 warehouse clubs in operation as of November 30, 2021 compared to 46 warehouse clubs in operation as of November 30, 2020.

Comparable net merchandise sales for the 46 warehouse clubs that have been open for greater than 13 ½ calendar months increased 9.4% for the 13-week period ended November 28, 2021 compared to the comparable period of the prior year. Foreign currency exchange rate fluctuations impacted comparable net merchandise sales negatively by $8.5 million or 1.0% versus the same period in the prior year.

The Company recorded operating income during the fiscal first quarter of $46.0 million compared to operating income of $44.5 million in the prior year period. Net income attributable to PriceSmart was $30.5 million, or $0.98 per diluted share, in the first quarter of fiscal year 2022 as compared to $27.7 million, or $0.90 per diluted share, in the first quarter of fiscal year 2021.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, January 7, 2022, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (855) 209-8211 toll free or (412) 317-5214 for international callers and asking to join the PriceSmart, Inc. call. A digital replay will be available through January 14, 2022, following the conclusion of the call by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering replay passcode 6014456.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S. style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise and services at low prices to PriceSmart Members. PriceSmart operates 49 warehouse clubs in 12 countries and one U.S. territory (nine in Colombia; eight in Costa Rica; seven in Panama; five in the Dominican Republic and Guatemala; four in Trinidad; three in Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands). In addition, the Company plans to open its 50th club in Portmore, Jamaica in April 2022.

The Company reports comparable net merchandise sales on a “same week” basis with 13 weeks in each quarter beginning on a Monday and ending on a Sunday. The periods are established at the beginning of the fiscal year to provide as close a match as possible to the calendar month and quarter that is used for financial reporting purposes.  This approach equalizes the number of weekend days and weekdays in each period for an improved sales comparison, as the Company experiences higher merchandise club sales on the weekends. Each of the warehouse clubs used in the calculations was open for at least 13 ½ calendar months before its results for the current period were compared with its results for the prior period.

The term “currency exchange rates” refers to the currency exchange rates the Company uses to convert net merchandise and comparable net merchandise sales for all countries where the functional currency is not the U.S. dollar into U.S. dollars. The Company calculates the effect of changes in currency exchange rates as the difference between current period activities translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. The Company believes the disclosure of the effects of currency exchange rate fluctuations on the Company’s results permits investors to understand better the Company’s underlying performance.

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flows, omni-channel initiatives, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “plan,” “estimate,” “anticipated,” “scheduled,” “intend,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: adverse changes in economic conditions in the Company’s markets, natural disasters, compliance risks, volatility in currency exchange rates and illiquidity of certain local currencies in our markets, competition, consumer and small business spending patterns, political instability, increased costs associated with the integration of online commerce with our traditional business, whether the Company can successfully execute strategic initiatives, cybersecurity breaches that could cause disruptions in our systems or jeopardize the security of Member or business information, cost increases from product and service providers, interruption of supply chains, COVID-19 related factors and challenges, including among others, the duration of the pandemic, the unknown long-term economic impact, the impact of government policies and restrictions that have limited access for our Members, and shifts in demand away from discretionary or higher priced products to lower priced products, exposure to product liability claims and product recalls, recoverability of moneys owed to PriceSmart from governments, and other important factors discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date that they are made, and the Company does not undertake to update them, except as required by law.

For further information, please contact Michael L. McCleary, EVP, Chief Financial Officer and Principal Accounting Officer (858) 404-8826 or send an email to ir@pricesmart.com

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	Three Months Ended
	November 30,	November 30,
	2021	2020
Revenues:
Net merchandise sales	$944,043	$838,369
Export sales	10,534	10,881
Membership income	14,791	13,299
Other revenue and income	5,988	14,883
Total revenues	975,356	877,432
Operating expenses:
Cost of goods sold:
Net merchandise sales	793,193	703,619
Export sales	10,067	10,433
Non-merchandise	1,809	5,824
Selling, general and administrative:
Warehouse club and other operations	91,196	84,832
General and administrative	31,693	27,521
Pre-opening expenses	970	602
Loss on disposal of assets	411	70
Total operating expenses	929,339	832,901
Operating income	46,017	44,531
Other income (expense):
Interest income	518	491
Interest expense	(1,590)	(2,033)
Other income (expense), net	1,409	(1,545)
Total other income (expense)	337	(3,087)
Income before provision for income taxes and loss of unconsolidated affiliates	46,354	41,444
Provision for income taxes	(15,814)	(13,618)
Loss of unconsolidated affiliates	(10)	(9)
Net income	30,530	27,817
Less: net income attributable to noncontrolling interest	(19)	(80)
Net income attributable to PriceSmart, Inc.	$30,511	$27,737
Net income attributable to PriceSmart, Inc. per share available for distribution:
Basic	$0.98	$0.90
Diluted	$0.98	$0.90
Shares used in per share computations:
Basic	30,551	30,398
Diluted	30,603	30,420

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30,
	2021	August 31,
	(Unaudited)	2021
ASSETS
Current Assets:
Cash and cash equivalents	$176,072	$202,060
Short-term restricted cash	4,165	3,647
Short-term investments	39,201	50,233
Receivables, net of allowance for doubtful accounts of $42 as of November 30, 2021 and $94 as of August 31, 2021, respectively	15,572	12,359
Merchandise inventories	500,767	389,711
Prepaid expenses and other current assets (includes $1,717 and $0 as of November 30, 2021 and August 31, 2021, respectively, for the fair value of derivative instruments)	46,639	39,194
Total current assets	782,416	697,204
Long-term restricted cash	12,363	9,772
Property and equipment, net	733,219	730,204
Operating lease right-of-use assets, net	117,754	123,655
Goodwill	43,332	45,095
Other intangibles, net	1,922	7,762
Deferred tax assets	23,922	24,225
Other non-current assets (includes $4,412 and $2,464 as of November 30, 2021 and August 31, 2021, respectively, for the fair value of derivative instruments)	63,851	57,329
Investment in unconsolidated affiliates	10,534	10,544
Total Assets	$1,789,313	$1,705,790
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$4,986	$—
Accounts payable	461,046	388,791
Accrued salaries and benefits	30,221	41,896
Deferred income	28,128	26,898
Income taxes payable	6,955	8,310
Other accrued expenses and other current liabilities	39,204	39,736
Operating lease liabilities, current portion	6,771	8,526
Long-term debt, current portion	16,843	19,395
Total current liabilities	594,154	533,552
Deferred tax liability	1,631	1,568
Long-term income taxes payable, net of current portion	6,039	4,160
Long-term operating lease liabilities	125,046	129,256
Long-term debt, net of current portion	110,601	110,110
Other long-term liabilities (includes $2,097 and $3,010 for the fair value of derivative instruments and $7,599 and $7,380 for post-employment plans as of November 30, 2021 and August 31, 2021, respectively)	9,696	10,930
Total Liabilities	847,167	789,576

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Stockholders' Equity:
Common stock $0.0001 par value, 45,000,000 shares authorized; 31,598,389 and 31,467,971 shares issued and 30,862,489 and 30,755,308 shares outstanding (net of treasury shares) as of November 30, 2021 and August 31, 2021, respectively	3	3
Additional paid-in capital	469,170	465,015
Accumulated other comprehensive loss	(188,639)	(182,508)
Retained earnings	689,430	658,919
Less: treasury stock at cost, 735,900 shares as of November 30, 2021 and 712,663 shares as of August 31, 2021	(27,818)	(26,084)
Total stockholders' equity attributable to PriceSmart, Inc. stockholders	942,146	915,345
Noncontrolling interest in consolidated subsidiaries	—	869
Total Stockholders' Equity	942,146	916,214
Total Liabilities and Equity	$1,789,313	$1,705,790